FORM 8-K

UNITED STATE
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

       PURSUANT TO SECTION 13 OR 15(d) OF

    THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2009

AMERICAN HOME FOOD PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

New York	0-26112	41-1759882
(State of Jurisdiction)	(Commission File Number)	(IRS Employer ID No.)

500 West 37th Street	New York, New York	10018
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code 212-871-3150

Name of each exchange on
Title of each class	which registered
Common Stock $.001 par value	OTC Electronic Bulletin Board

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers.

On July 17, 2009, Mr. Carl Wolf resigned as a director of the Registrant. Mr. Wolf served on the Registrant’s Auditing, Compensation and Business Development Committees.

The Registrant believes that Mr. Wolf disagreed with management’s business development strategy. His resignation was accepted by the remaining board members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HOME FOOD PRODUCTS, INC.

By:	/s/ Daniel W. Dowe
Daniel W. Dowe
President

DATED: July 22, 2009

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